EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter Ended December 31, 2025 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Forward-looking Statements:
The statements in this supplemental package of Global Net Lease, Inc. (the “Company”) that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Supplemental Information 2 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI and Cash Paid For Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and loss (gain) on dispositions of real estate investments.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to
Supplemental Information 3 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)
management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Core FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for acquisition and transaction costs and loss on extinguishment of debt.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications and merger related expenses) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid For Interest
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue
Supplemental Information 4 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)
attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and interest expense. Adjusted EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for merger, transaction and other costs, (loss) gain on dispositions of real estate investments, loss (gain) on derivative instruments, loss on extinguishment of debt and other income (expense).
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash NOI includes all of the adjustments described above for Adjusted EBITDA related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, as well as adjustments for general and administrative expenses.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Supplemental Information 5 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Key Metrics
As of and for the three months ended December 31, 2025
(Amounts in thousands, except per share data, ratios and percentages)

Financial Results
Revenue from tenants	$116,953
Net income attributable to common stockholders	$37,245
Basic and diluted net income per share attributable to common stockholders [1]	$0.16
Cash NOI [2]	$104,670
Adjusted EBITDA [2]	$91,353
AFFO attributable to common stockholders [2]	$48,516
Dividends paid per share - fourth quarter [3]	$0.19
Dividend yield - annualized, based on quarter end share price	8.8%

Balance Sheet and Capitalization
Gross asset value [4]	$5,314,185
Net debt [5] [6]	2,464,943
Total consolidated debt [6]	2,645,057
Total assets	4,347,203
Liquidity [7]	961,859

Common shares outstanding as of December 31, 2025 (thousands)	216,016

Net debt to gross asset value	46.4%
Net debt to annualized adjusted EBITDA [8]	6.7	x

Weighted-average interest rate cost [9]	4.2%
Weighted-average debt maturity (years) [10]	3.0
Interest Coverage Ratio [11]	2.9	x

Real Estate Portfolio
Square footage (millions)	40.7
Leased	97%
Weighted-average remaining lease term (years) [12]	6.1
__________
[1]  Adjusted for net loss attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Represents quarterly dividend per share based off the annualized dividend rate of $0.76.
[4] Defined as total assets plus accumulated depreciation and amortization as of December 31, 2025.
[5]  Represents total debt outstanding of $2.6 billion less cash and cash equivalents of $180.1 million as of December 31, 2025.
[6]  Excludes the effect of discounts and deferred financing costs.
[7] Liquidity includes $781.7 million of availability under the credit facility and $180.1 million of cash and cash equivalents as of December 31, 2025.
[8] Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended December 31, 2025 multiplied by four.
[9]  The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[10] The weighted average debt maturity is based on the outstanding principal balance of the debt. Assumes the Company exercises its two 6- month extension options.
[11] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (interest expense less non cash portion of interest expense and amortization of mortgage discount, net). Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[12] The weighted-average remaining lease term (years) is based on square feet.

Supplemental Information 6 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025

Consolidated Balance Sheets
(Amounts in thousands)

	December 31,
	2025	2024
	(Unaudited)	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$659,086	$802,317
Buildings, fixtures and improvements	3,592,121	4,120,664
Construction in progress	2,993	3,364
Acquired intangible lease assets	523,406	695,597
Total real estate investments, at cost	4,777,606	5,621,942
Less accumulated depreciation and amortization	(966,982)	(999,909)
Total real estate investments, net	3,810,624	4,622,033
Real estate assets held for sale	49,654	17,406
Assets related to discontinued operations	348	1,816,131
Cash and cash equivalents	180,114	159,698
Restricted cash	13,949	64,510
Derivative assets, at fair value	7	2,471
Unbilled straight-line rent	72,919	89,804
Operating lease right-of-use asset	63,362	66,163
Prepaid expenses and other assets	60,415	51,504
Multi-tenant disposition receivable, net	27,934	—
Deferred tax assets	5,167	4,866
Goodwill	45,898	51,370
Deferred financing costs, net	16,812	9,808
Total Assets	$4,347,203	$6,955,764

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,264,604	$1,768,608
Revolving credit facility	324,165	1,390,292
Senior notes, net	928,169	906,101
Acquired intangible lease liabilities, net	17,501	24,353
Derivative liabilities, at fair value	5,298	3,719
Accounts payable and accrued expenses	43,821	52,878
Operating lease liability	41,429	40,080
Prepaid rent	28,254	13,571
Deferred tax liability	17,796	5,477
Dividends payable	11,718	11,909
Real estate liabilities held for sale	60	—
Liabilities related to discontinued operations	890	551,818
Total Liabilities	2,683,705	4,768,806
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,490	3,640
Additional paid-in capital	4,249,018	4,359,264
Accumulated other comprehensive income (loss)	22,169	(25,844)
Accumulated deficit	(2,611,419)	(2,150,342)
Total Stockholders' Equity	1,663,498	2,186,958
Total Liabilities and Stockholders’ Equity	$4,347,203	$6,955,764
Supplemental Information 7 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Revenue from tenants	$116,953	$121,013	$124,905	$132,415

Expenses:
Property operating	12,566	12,669	12,018	13,953
Impairment charges	31,972	55,433	9,812	60,315
Merger, transaction and other costs	1,458	1,623	2,002	1,579
General and administrative	13,377	11,834	11,339	16,203
Equity-based compensation	3,024	3,059	3,338	3,093
Depreciation and amortization	44,439	44,780	45,636	56,334
Goodwill impairment	—	—	—	7,134
Total expenses	106,836	129,398	84,145	158,611
Operating income before gain (loss) on dispositions of real estate investments	10,117	(8,385)	40,760	(26,196)
Gain (loss) on dispositions of real estate investments	100,625	(5,797)	1,537	(1,678)
Operating income (loss)	110,742	(14,182)	42,297	(27,874)
Other income (expense):
Interest expense	(42,626)	(45,307)	(53,348)	(53,437)
Loss on extinguishment and modification of debt	(2,335)	(4,121)	(4,348)	(418)
(Loss) gain on derivative instruments	(268)	2,271	(8,823)	(3,856)
Unrealized gains (losses) on undesignated foreign currency advances and other hedge ineffectiveness	—	31	(6,324)	(6,351)
Other income	780	1,820	1,683	48
Total other expense, net	(44,449)	(45,306)	(71,160)	(64,014)
Net income (loss) before income tax	66,293	(59,488)	(28,863)	(91,888)
Income tax expense	(12,434)	(3,092)	(2,995)	(3,280)
Income (loss) from continuing operations	53,859	(62,580)	(31,858)	(95,168)
(Loss) income from discontinued operations	(5,678)	2,464	7,715	(94,211)
Net income (loss)	48,181	(60,116)	(24,143)	(189,379)
Preferred stock dividends	(10,936)	(10,935)	(10,936)	(10,936)
Net income (loss) attributable to common stockholders	$37,245	$(71,051)	$(35,079)	$(200,315)

Basic and Diluted Income (Loss) Per Common Share:
Net income (loss) per share from continuing operations	$0.19	$(0.33)	$(0.19)	$(0.46)
Net (loss) income per share from discontinued operations	(0.03)	0.01	0.03	(0.41)
Net income (loss) per share attributable to common stockholders — Basic and Diluted	0.16	$(0.32)	$(0.16)	$(0.87)

Weighted Average Common Shares Outstanding:
Basic	219,056	220,891	222,960	230,264
Diluted	219,056	220,891	222,960	230,264

Supplemental Information 8 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Non-GAAP Measures
(Amounts in thousands)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
EBITDA:
Net income (loss)	$48,181	$(60,116)	$(24,143)	$(189,379)
Depreciation and amortization	44,439	44,780	45,636	56,334
Interest expense	42,626	45,307	53,348	53,437
Income tax expense	12,434	3,092	2,995	3,280
Discontinued operations adjustments	—	—	6,375	47,219
EBITDA	147,680	33,063	84,211	(29,109)
Impairment charges	31,972	55,433	9,812	60,315
Equity-based compensation	3,024	3,059	3,338	3,093
Merger, transaction and other costs	1,458	1,623	2,002	1,579
(Gain) loss on dispositions of real estate investments	(100,625)	5,797	(1,537)	1,678
Loss (gain) on derivative instruments	268	(2,271)	8,823	3,856
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	—	(31)	6,324	6,351
Loss on extinguishment and modification of debt	2,335	4,121	4,348	418
Other income	(780)	(1,820)	(1,683)	(48)
Goodwill impairment [1]	—	—	—	7,134
Write offs of straight-line rent	384	3,216	68	—
Discontinued operations adjustments	5,637	(3,056)	(2,279)	83,149
Adjusted EBITDA	91,353	99,134	113,427	138,416
General and administrative	13,377	11,834	11,339	16,203
Write offs of straight-line rent	(384)	(3,216)	(68)	—
Discontinued operations adjustments	13	101	1,395	1,255
NOI	104,359	107,853	126,093	155,874
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,088	1,147	1,232	160
Straight-line rent	(777)	3,433	(2,959)	(5,235)
Cash NOI	$104,670	$112,433	$124,366	$150,799

Cash Paid for Interest:
Interest expense - continuing operations	$42,626	$45,307	$53,348	$53,437
Interest expense - discontinued operations	—	—	6,374	17,457
Non-cash portion of interest expense	(1,961)	(2,681)	(2,499)	(2,486)
Amortization of discounts on mortgages and senior notes	(8,833)	(8,640)	(14,609)	(13,960)
Total cash paid for interest	$31,832	$33,986	$42,614	$54,448
_________
[1] This is a non-cash item and is added back as it is not considered indicative of operating performance.

Supplemental Information 9 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Non-GAAP Measures
(Amounts in thousands, except per share data)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Funds from operations (FFO):
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$37,245	$(71,051)	$(35,079)	$(200,315)
Impairment charges	31,972	55,433	9,812	60,315
Depreciation and amortization	44,439	44,780	45,636	56,334
(Gain) loss on dispositions of real estate investments	(100,625)	5,797	(1,537)	1,678
Discontinued operations FFO adjustments	71	(1,214)	(33,232)	114,949
FFO (as defined by NAREIT) attributable to common stockholders	13,102	33,745	(14,400)	32,961
Merger, transaction and other costs	1,458	1,623	2,002	1,579
Loss on extinguishment and modification of debt	2,335	4,121	4,348	418
Discontinued operations Core FFO adjustments	2	—	15,172	9
Core FFO attributable to common stockholders	16,897	39,489	7,122	34,967
Non-cash equity-based compensation	3,024	3,059	3,338	3,093
Non-cash portion of interest expense	1,961	2,681	2,499	2,486
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,088	1,147	1,232	160
Straight-line rent	(777)	3,433	(2,959)	(5,235)
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	—	(31)	6,324	6,351
Eliminate unrealized (gains) losses on foreign currency transactions [1]	(792)	(3,421)	7,177	3,304
Amortization of discounts on mortgages and senior notes	8,833	8,640	14,609	13,960
Goodwill impairment [2]	—	—	—	7,134
Eliminate deferred tax expense related to the disposition of the McLaren Campus [3]	12,741	—	—	—
Eliminate losses (gains) related to multi-tenant disposition receivable [4]	5,541	(1,834)	13,766	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$48,516	$53,163	$53,108	$66,220

Weighted average common shares outstanding — Basic and Diluted	219,056	220,891	222,960	230,264
Net income (loss) per share attributable to common stockholders — Basic and Diluted	$0.16	$(0.32)	$(0.16)	$(0.87)
FFO per common share	$0.06	$0.15	$(0.06)	$0.14
Core FFO per common share	$0.08	$0.18	$0.03	$0.15
AFFO per common share	$0.22	$0.24	$0.24	$0.29
Dividends declared to common stockholders	$42,055	$42,366	$43,429	$64,027
__________
[1] For AFFO purposes, we adjust for unrealized gains and losses. For the three months ended December 31, 2025, the loss on derivative instruments was $0.3 million, which consisted of unrealized gains of $0.8 million and realized losses of $1.1 million. For the three months ended September 30, 2025, the gain on derivative instruments was $2.3 million, which consisted of unrealized gains of $3.4 million and realized losses of $1.1 million. For the three months ended June 30, 2025, the loss on derivative instruments was $8.8 million, which consisted of unrealized losses of $7.2 million and realized losses of $1.6 million. For the three months ended March 31, 2025, the loss on derivative instruments was $3.9 million, which consisted of unrealized losses of $3.3 million and realized losses of $0.6 million.
[2] This is a non-cash item and is added back as it is not considered indicative of operating performance.
[3] Represents deferred tax expense specifically related to the capital gain recorded upon the disposition of the McLaren Campus. This amount is recorded in the income tax expense line item in our consolidated statements of operations. We do not consider this expense to be part of our normal operating performance and have, accordingly, increased AFFO for this amount.
[4] Represents adjustments to the fair value of the embedded derivative feature of the multi-tenant disposition receivable. We do not consider these adjustments to be indicative of our normal operating performance and have, accordingly, increased or (decreased) AFFO for these amounts.
Supplemental Information 10 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Debt Overview
As of December 31, 2025

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years)		Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2026	63	0.4		3.8%	$94,813
2027	8	1.9		4.4%	130,560
2028	109	2.6		4.1%	315,525
2029	112	3.4		4.9%	646,810
2030	—	—		—%	—
Thereafter	71	5.4		3.2%	133,184
Total Non-Recourse Debt	363	3.0		4.4%	1,320,892	50%

Recourse Debt
2027 - 3.75% Senior Notes		2.0		3.8%	500,000
2028 - 4.50% Senior Notes		2.8		4.5%	500,000
2030 [4] - Revolving Credit Facility		4.6	[4]	3.4%	324,165
Total Recourse Debt		2.9	[4]	4.0%	1,324,165	50%

Total Debt		3.0	[4]	4.2%	$2,645,057	100%

Total Debt by Currency					Percent
USD					85%
EUR					15%
GBP					—%
CAD					—%
Total					100%
__________

[1] For non-recourse debt, amounts are shown within the year that the loan fully matures.

[2] As of December 31, 2025, the Company’s total combined debt was 98% fixed rate or swapped to a fixed rate and 2% floating rate.

[3] Excludes the effect of discounts and deferred financing costs. Current balances as of December 31, 2025 are shown in the year the loan matures.

[4] Assumes the Company exercises its two 6-month extension options.

Supplemental Information 11 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Future Minimum Lease Rents
As of December 31, 2025
(Amounts in thousands)

Future Base Rent Payments [1]
2026	$390,933
2027	356,309
2028	325,646
2029	272,931
2030	211,256
Thereafter	867,674
Total	$2,424,749
_________
[1] Base rent assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 for CAD as of December 31, 2025 for illustrative purposes, as applicable.

Supplemental Information 12 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Diversification by Property Type
As of December 31, 2025
(Amounts in thousands, except percentages)

Based on Annualized Straight-Line Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$188,221	46%	28,236	70%	$102,798	41%	16,567	67%
Single-Tenant Retail	110,458	27%	6,594	16%	65,341	26%	4,180	17%
Office	110,622	27%	5,854	14%	83,296	33%	4,124	16%
Total	$409,301	100%	40,684	100%	$251,435	100%	24,871	100%
________

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 for CAD as of December 31, 2025 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Based on Annualized Base Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$185,270	46%	28,236	70%	$99,139	40%	16,567	67%
Single-Tenant Retail	108,408	27%	6,594	16%	65,134	26%	4,180	17%
Office	110,581	27%	5,854	14%	82,928	34%	4,124	16%
Total	$404,259	100%	40,684	100%	$247,201	100%	24,871	100%

[1] Annualized Base Rent is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 for CAD as of December 31, 2025 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.
Supplemental Information 13 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Diversification by Tenant Industry
As of December 31, 2025
(Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent
Financial Services	$37,822	9%	2,173	6%	$37,098	15%	2,076	9%
Freight & Logistics	30,746	8%	4,039	10%	20,200	8%	2,956	12%
Healthcare	25,512	6%	1,133	3%	16,401	7%	753	3%
Auto Manufacturing	22,306	5%	3,193	8%	4,899	2%	691	3%
Consumer Goods	22,254	5%	4,705	12%	20,670	8%	4,036	17%
Distribution	17,464	4%	1,770	4%	7,635	3%	944	4%
Aerospace	16,337	4%	1,405	4%	2,575	1%	151	1%
Discount Retail	16,261	4%	1,880	5%	4,823	2%	506	2%
Technology	14,468	4%	733	2%	10,499	4%	588	2%
Pharmacy	13,624	3%	549	1%	12,979	5%	524	2%
Government	13,521	3%	488	1%	12,199	5%	455	2%
Retail Banking	12,024	3%	419	1%	6,175	2%	219	1%
Home Improvement	11,744	3%	1,987	5%	9,838	4%	1,721	7%
Auto Services	10,580	3%	225	1%	1,838	1%	94	—%
Automotive Parts Supplier	10,366	3%	964	2%	8,574	3%	747	3%
Other [2]	134,272	33%	13,730	35%	75,032	30%	7,327	32%
Total	$409,301	100%	39,393	100%	$251,435	100%	23,788	100%
_________

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 for CAD as of December 31, 2025 for illustrative purposes, as applicable.

[2] Other includes 56 industry types as of December 31, 2025.

[3] Includes properties on the credit facility borrowing base.

Supplemental Information 14 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Top Twenty Tenants
As of December 31, 2025
(Amounts in thousands, except percentages)

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Industrial & Distribution	Freight & Logistics	$22,938	5.6%
Whirlpool	Industrial & Distribution	Consumer Goods	14,688	3.6%
ING Bank	Office	Financial Services	11,763	2.9%
Government Services Administration (GSA)	Office	Government	11,639	2.8%
FCA USA	Industrial & Distribution	Auto Manufacturing	10,147	2.5%
Dollar General	Retail	Discount Retail	9,800	2.4%
Broadridge Financial Solutions	Industrial & Distribution	Financial Services	9,332	2.3%
Truist Bank	Retail	Retail Banking	9,163	2.2%
Boots UK Limited	Retail	Pharmacy	8,673	2.1%
The Kroger Co. of Michigan	Industrial & Distribution	Distribution	8,500	2.1%
Finnair	Industrial & Distribution	Aerospace	8,447	2.1%
Fresenius	Retail	Healthcare	7,969	1.9%
Home Depot	Industrial & Distribution	Home Improvement	7,088	1.7%
Deutsche Bank	Office	Financial Services	6,266	1.5%
Tokmanni	Industrial & Distribution	Discount Retail	6,047	1.5%
Crown Crest	Industrial & Distribution	Retail Food Distribution	5,865	1.4%
Tidal Wave Auto Spa	Retail	Auto Services	5,548	1.4%
Walgreens	Industrial & Distribution	Pharmaceuticals	5,299	1.3%
Encompass Health	Office	Healthcare	5,286	1.3%
Lowes	Retail	Home Improvement	4,656	1.1%
Subtotal			179,114	43.7%

Remaining portfolio			230,187	56.3%

Total Portfolio			$409,301	100%
_________

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 for CAD as of December 31, 2025 for illustrative purposes, as applicable.
Supplemental Information 15 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)
Diversification by Geography — As of December 31, 2025 (Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$298,860	73.0%	30,735	75.8%	$155,491	61.4%	16,379	65.6%
Michigan	51,077	12.5%	4,675	11.5%	14,341	5.7%	1,240	5.0%
Texas	24,197	5.9%	1,868	4.6%	12,551	5.0%	1,015	4.1%
Ohio	23,007	5.6%	4,355	10.7%	16,640	6.6%	3,104	12.5%
Georgia	16,139	3.9%	1,672	4.1%	6,025	2.4%	877	3.5%
Illinois	14,029	3.4%	1,395	3.4%	9,899	3.9%	757	3.0%
South Carolina	13,636	3.3%	1,562	3.8%	8,063	3.2%	877	3.5%
Alabama	12,256	3.0%	1,053	2.6%	4,646	1.8%	758	3.0%
Tennessee	10,116	2.5%	1,127	2.8%	7,022	2.8%	591	2.4%
North Carolina	9,678	2.4%	1,520	3.7%	5,919	2.4%	1,197	4.8%
Florida	9,548	2.3%	444	1.1%	4,223	1.7%	179	0.7%
Missouri	9,248	2.3%	876	2.2%	3,887	1.5%	408	1.6%
New York	8,352	2.0%	1,049	2.6%	3,248	1.3%	294	1.2%
California	7,699	1.9%	1,002	2.5%	6,410	2.5%	731	2.9%
Massachusetts	6,656	1.6%	673	1.7%	6,656	2.6%	673	2.7%
Kentucky	6,338	1.5%	634	1.6%	3,836	1.5%	400	1.6%
Pennsylvania	6,051	1.5%	413	1.0%	3,133	1.2%	94	0.4%
New Jersey	5,884	1.4%	271	0.7%	1,070	0.4%	68	0.3%
Indiana	5,764	1.4%	1,221	3.0%	3,416	1.4%	444	1.8%
Mississippi	4,848	1.2%	479	1.2%	1,628	0.6%	142	0.6%
Connecticut	4,598	1.1%	402	1.0%	3,236	1.3%	337	1.4%
Kansas	3,759	0.9%	316	0.8%	73	—%	3	—%
Arkansas	3,571	0.9%	137	0.3%	3,329	1.3%	126	0.5%
Minnesota	3,223	0.8%	330	0.8%	1,346	0.5%	220	0.9%
Colorado	3,047	0.7%	115	0.3%	3,047	1.2%	115	0.5%
West Virginia	3,005	0.7%	334	0.8%	973	0.4%	97	0.4%
Louisiana	2,846	0.7%	250	0.6%	1,481	0.6%	135	0.5%
New Hampshire	2,779	0.7%	339	0.8%	2,380	0.9%	256	1.0%
Virginia	2,663	0.7%	173	0.4%	2,037	0.8%	142	0.6%
Wisconsin	2,602	0.6%	227	0.6%	1,932	0.8%	166	0.7%
Iowa	2,576	0.6%	369	0.9%	2,362	0.9%	358	1.4%
Maine	2,021	0.5%	64	0.2%	2,021	0.8%	64	0.3%
Oklahoma	1,921	0.5%	144	0.4%	722	0.3%	36	0.1%
North Dakota	1,906	0.5%	193	0.5%	1,745	0.7%	168	0.7%
South Dakota	1,489	0.4%	101	0.2%	1,368	0.5%	76	0.3%
Nebraska	1,482	0.4%	106	0.3%	237	0.1%	5	—%
Rhode Island	1,436	0.4%	86	0.2%	1,436	0.6%	86	0.3%
Vermont	1,319	0.3%	235	0.6%	84	—%	22	0.1%
Maryland	1,288	0.3%	135	0.3%	153	0.1%	8	—%
Utah	1,249	0.3%	47	0.1%	329	0.1%	12	—%
New Mexico	1,178	0.3%	93	0.2%	580	0.2%	35	0.1%
Wyoming	1,158	0.3%	84	0.2%	291	0.1%	15	0.1%
Idaho	731	0.2%	35	0.1%	291	0.1%	13	0.1%
Nevada	596	0.1%	24	0.1%	417	0.2%	12	—%
Montana	520	0.1%	62	0.2%	—	—%	—	—%
Alaska	418	0.1%	9	—%	418	0.2%	9	—%
Arizona	366	0.1%	22	0.1%	—	—%	—	—%
Delaware	341	0.1%	10	—%	341	0.1%	10	—%
Washington, DC	249	0.1%	4	—%	249	0.1%	4	—%
United Kingdom	40,891	10.0%	3,784	9.3%	40,891	16.3%	3,784	15.2%
Netherlands	18,765	4.6%	1,007	2.5%	18,765	7.5%	1,007	4.0%
Finland	14,497	3.5%	1,457	3.6%	—	—%	—	—%
Germany	11,285	2.8%	1,558	3.8%	11,285	4.5%	1,558	6.3%
France	7,371	1.8%	1,305	3.2%	7,371	2.9%	1,305	5.2%
Luxembourg	6,266	1.5%	156	0.4%	6,266	2.5%	156	0.6%
Channel Islands	6,077	1.5%	114	0.3%	6,077	2.4%	114	0.5%
Canada	3,049	0.7%	372	0.9%	3,049	1.2%	372	1.5%
Italy	2,240	0.6%	196	0.5%	2,240	1%	196	1.1%
Total	$409,301	100%	40,684	100%	$251,435	100%	24,871	100%
__________
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 for CAD as of December 31, 2025 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.
Supplemental Information 16 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Lease Expirations
As of December 31, 2025
(Amounts in thousands, except number of leases and percentages)

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
2026	40	$34,626	8.5%	2,216	5.6%
2027	93	30,895	7.5%	2,562	6.5%
2028	135	45,959	11.2%	4,328	11.0%
2029	131	60,352	14.7%	6,221	15.8%
2030	107	47,776	11.7%	3,895	9.9%
2031	64	34,257	8.4%	5,460	13.9%
2032	57	35,308	8.6%	3,663	9.3%
2033	29	28,903	7.1%	2,427	6.2%
2034	28	18,072	4.4%	1,220	3.1%
2035	10	10,238	2.5%	1,216	3.1%
2036	41	9,193	2.2%	869	2.2%
2037	24	3,845	0.9%	125	0.3%
2038	36	10,033	2.5%	1,354	3.4%
2039	23	13,022	3.2%	1,642	4.2%
2040	15	4,165	1.0%	136	0.3%
2041	32	13,536	3.3%	1,169	3.0%
Thereafter (>2041)	17	9,121	2.2%	890	2.3%
Total	882	$409,301	100%	39,393	100%
__________
[1] Annualized rental income converted from local currency into USD as of December 31, 2025 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.
Supplemental Information 17 Global Net Lease, Inc.